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                 [LETERHEAD OF ELIAS, MATZ, TIERNAN & HERRICK L.L.P.]




                                  February 5, 1997




Board of Directors
GS Financial Corp.
3798 Veterans Boulevard
Metairie, Louisiana  70002

Gentlemen:

    We have acted as special counsel to GS Financial Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 3,438,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Guaranty Savings and Homestead Association, Metairie, Louisiana (the "Association"), from a Louisiana-chartered mutual savings and loan association to a Louisiana- chartered stock savings and loan association (the "Conversion").

    In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors, the Plan of Conversion and such other documents and matters of fact and law as we deemed appropriate for the purposes of rendering this opinion. The opinion is limited to federal laws and regulations and the laws of the State of Louisiana which are in effect on the date hereof.

    Based upon the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion of the Association, will be legally issued, fully paid and non-assessable.


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Board of Directors
GS Financial Corp.
February 5, 1997
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the prospectus contained in the Registration Statement.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                       By:  /S/ HUGH T, WILKINSON
                                            --------------------------------
                                            Hugh T. Wilkinson, a Partner